UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2020

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	WDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 20, 2020, Waddell & Reed Financial, Inc. (the “Company”) entered into a credit agreement with the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Swing Line Lender, and BofA Securities, Inc., as Sole Lead Arranger and Sole Bookrunner (the “Credit Agreement”). The information regarding the Credit Agreement provided in Item 2.03 below is incorporated herein by reference.

The description of the Credit Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.  The Credit Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company. The Credit Agreement contains representations and warranties of the Company made to, and solely for the benefit of, the lenders party thereto. The assertions embodied in those representations and warranties were made solely for purposes of the Credit Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Credit Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The assertions embodied in the representations and warranties found in the Credit Agreement are qualified by information in confidential disclosure schedules provided in connection with the Credit Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement. Moreover, you should read the representations and warranties in the Credit Agreement not in isolation but in conjunction with the other information about the parties and their subsidiaries that the respective companies include in reports, statements, and other filings they make with the SEC.

ITEM 1.02	Termination of a Material Definitive Agreement.

Immediately prior to the Company entering into the Credit Agreement for a $100 million unsecured revolving credit facility described in Items 1.01 and 2.03 in this report, the Company terminated its existing unsecured $100 million revolving credit facility, which was scheduled to expire on October 20, 2020. The lending commitments under the prior credit facility were evidenced by that certain Credit Agreement, dated as of October 20, 2017 (the “Prior Credit Agreement”), among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Swing Line Lender, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, which agreement was terminated along with the termination of the lending commitments thereunder.  As of the date of its termination, there were no loans outstanding under the Prior Credit Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

The Credit Agreement provides for an unsecured $100 million revolving credit facility, which the lenders may, upon the Company’s request, increase to up to $200 million.  The lending commitments under the Credit Agreement are for a 364-day term and are scheduled to expire on October 19, 2021.  Upon expiration, the Company must repay all obligations then outstanding under the Credit Agreement.

The Credit Agreement is available for general corporate purposes, including repurchases of the Company’s common stock and consummating permitted acquisitions.  As of the date of this report, there were no loans outstanding under the Credit Agreement.

Interest and Fees

Borrowings under the Credit Agreement will bear interest at floating rates based upon (i) for Eurodollar-indexed loans, LIBOR for the applicable interest period, or (ii) for non-Eurodollar-indexed loans, an alternate base rate, in each case, plus an applicable margin determined by reference to the Company’s debt rating as of any given date of determination.

The Company will pay, on a quarterly basis, a facility fee on the aggregate commitment of the Credit Agreement, whether used or unused, at a rate determined by reference to the Company’s debt rating as of any given date of determination.

Covenants and Events of Acceleration

The Credit Agreement contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in specific instances its subsidiaries’ ability, to incur liens on assets or revenues; merge or consolidate; enter into transactions with affiliates; enter into sale and leaseback transactions; pay dividends; repurchase stock; and enter into hedging agreements.  The Credit Agreement also limits the Company’s subsidiaries’ ability to incur additional indebtedness.  Additionally, the Credit Agreement contains customary financial covenants which require the Company to maintain certain ratios of consolidated leverage and consolidated interest coverage as of specific dates of determination.

Upon the occurrence and during the continuation of an event of default, the Company’s obligations under the Credit Agreement may be accelerated and the lending commitments thereunder terminated.  Events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the Credit Agreement), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, change of control of the Company and other customary defaults.

Existing Relationships with Lenders

The Company has ongoing relationships with a majority of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including custody and cash management services. Affiliates of certain lenders have provided investment banking services to the Company, acted as underwriters for issuances of the Company’s senior notes and equity securities, and provide various services to the Company’s affiliated mutual funds.

The description set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated October 20, 2020, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Swing Line Lender, and BofA Securities, Inc., as Sole Lead Arranger and Sole Bookrunner.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: October 20, 2020	By:	/s/ Benjamin R. Clouse
Senior Vice President and Chief Financial Officer